Exhibit 5.1

[Heller Ehrman Letterhead]

August 29, 2007

Heartland Payment Systems, Inc.

90 Nassau Street

Princeton, NJ 08542

Re:	Registration of Securities of Heartland Payment Systems, Inc.

Ladies and Gentlemen:

Per your request, we have examined the Registration Statement (“Registration Statement”) on Form S-3 of Heartland Payment Systems, Inc., a Delaware Corporation (the “Company”), filed with the Securities and Exchange Commission on July 27, 2007, as amended on August 29, 2007, including a prospectus (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements, which provides for the registration by the Company of up to 57,500 shares (the “Primary Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) which may be issued by the Company from time to time, under the Registration Statement.

We have also acted as counsel to the Company in connection with the registration by the Company pursuant to the Registration Statement of up to an additional 7,470,018 shares of Common Stock (the “Secondary Shares”) which may be offered for resale by certain selling stockholders of the Company and which may include shares of Common Stock issuable upon exercise of stock options (the “Exercised Shares”) pursuant to the Company’s Second Amended and Restated 2000 Equity Incentive Plan (the “Plan”).

The Primary Shares, the Secondary Shares and the Exercised Shares are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the Prospectus.

In connection with rendering this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended, as on file with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”); the Company’s Amended and Restated Bylaws as they appear in the minute book of the Company (the “Bylaws”); and such other original instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have assumed further that the certificates for the Secondary Shares conform to the specimen incorporated by reference as an exhibit to the Registration Statement and have been duly countersigned by the transfer agent of the Company’s Common Stock and duly registered by the registrar of the Company’s Common Stock.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Primary Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered as required by such laws, and (ii) the certificates for the Primary Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, and (iii) the Primary Shares are duly authorized then the Primary Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement will be duly authorized, validly issued, fully paid and non-assessable.

2. The Secondary Shares that have been issued and are outstanding have been duly authorized and are validly issued, fully paid and non-assessable.

3. With respect to the Exercised Shares offered under the Registration Statement, provided that the certificates for the Exercised Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Exercised Shares initially issuable upon exercise of a stock option have been duly authorized and reserved for issuance and, upon issuance, delivery and payment therefor as described in the Plan and related stock option agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof and any amendments thereto. This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purposes, or relied upon by any other person, firm or other entity for any purpose, without our prior written consent

Very truly yours,

/s/ Heller Ehrman LLP